Exhibit 99.1

Contact:

Christopher Taylor

781-398-2466

For Immediate Release

Oscient Pharmaceuticals Receives NASDAQ Letter Regarding

Delay in Filing Form 10-Q

Waltham, Mass., May 22, 2009 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) has received notification from the Listings Qualifications Department of The NASDAQ Stock Market LLC that since the Company has not filed its Form 10-Q for the period ended March 31, 2009, the Company is no longer in compliance with Marketplace Rule 5250(c)(1).

The Company has 60 calendar days, or until July 20, 2009, to submit a plan to regain compliance. Following such submission, NASDAQ may provide the Company with up to 180 calendar days from the filing’s due date, or until November 11, 2009, to regain compliance.

If NASDAQ does not accept the Company’s plan to regain compliance, the Company will receive written notification of delisting from NASDAQ and at that time will be entitled to request a hearing before a NASDAQ Listing Qualifications Panel to appeal the NASDAQ decision.

The NASDAQ notice has no effect on the listing of the Company’s common stock on The NASDAQ Global Market at this time.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products in the United States: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient promotes ANTARA and FACTIVE through a national sales force calling on primary care physicians, cardiologists, endocrinologists and pulmonologists.

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to the Company’s submission of a plan to regain compliance with the NASDAQ Listing Rule, the Company’s ability to appeal an unfavorable NASDAQ determination and any associated timing of these events. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could

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differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to maintain the listing of our common stock on The NASDAQ Global Market and the acceleration of existing debt as a result of our inability to maintain our common stock listing on a U.S. national securities exchange or approved for listing on a U.S. system of automated dissemination of quotations; (b) the likelihood that we may have to further scale back operations, take other measures to significantly reduce our expenses and/or seek bankruptcy protection in the event that we cannot raise additional funds and refinance our maturing and existing debt in light of our existing capital structure, the inclusion of a going concern explanatory paragraph in our auditor’s opinion for the year ended December 31, 2008 and the current credit market turmoil; (c) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA or EMEA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates; (d) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; the restructuring and substantial reduction in the size of our commercial organization; the lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; and (e) our ability to defend our intellectual property position for ANTARA and FACTIVE and claims against us by third parties. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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